Exhibit 10(e)
================================================================================

MINNESOTA LIFE                                  POLICY CHANGE APPLICATION PART 3
                                     AGREEMENTS, CERTIFICATION AND AUTHORIZATION

--------------------------------------------------------------------------------
      Minnesota Life Insurance Company . Individual Policyowner Services
           .400 Robert Street North . St. Paul, Minnesota 55101-2098
--------------------------------------------------------------------------------

Insured's Name (Last, First, Middle Name)

--------------------------------------------------------------------------------

AGREEMENTS/CERTIFICATION:

I have read, or had read to me the statements and answers recorded on Part 1 and Part 2 of my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I agree that they will become part of this application and any coverage issued on it. I understand that the policy will be contestable, as to representations in this application, from the date of reinstatement or reissue, for the time period stated in the incontestable provision of the policy. The insurance applied for will not take effect unless and until the policy is reissued and delivered and the full first premium is paid while the health of the Insured remains as stated in Part 1 and Part 2 of the Policy Change Application, as provided in the Receipt and Temporary Life Insurance Agreement and the Conditional Health Receipt.

VARIABLE ADJUSTABLE LIFE:

I also agree that if this application is for a Variable Adjustable Life Policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE REISSUED POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE REISSUED POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION:

I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc., (MIB), or employer which has any records or knowledge of the physical or mental health of me or my minor children, to give all such information and any other nonmedical information relating to such persons to Minnesota Life or its reinsurers. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, sickle cell disease, AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims and support staff of Minnesota Life. I authorize Minnesota Life or its reinsurers to release any such information to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-six months from the date it is signed.

I understand that I have the right to request and receive a copy of this Authorization and that a photocopy of this authorization shall be as valid as the original.

I acknowledge that I have been given Minnesota Life's Consumer Privacy Notice. (Notice Regarding Consumer Reports and Notice Regarding Medical Information Bureau, Inc.)

Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.


-------------------------------------------------------------------------------------------------------------------------------
DATE SIGNED         CITY         STATE        [_] CHANGE SERVICE AGENT (Print name/code only if policy(ies) is being reassigned

                                              AGENT                                                         CODE
-------------------------------------------------------------------------------------------------------------------------------
INSURED                                       AGENCY                                                        CODE

X
-------------------------------------------------------------------------------------------------------------------------------
OWNER (If other than insured, list title if signed on behalf of corporation)       OWNER'S TELEPHONE NUMBER

X                                                                                     (   )        -
--------------------------------------------------------------------------------------------------------------------------------
ASSIGNEE (List title if signed on behalf of corporation)                           WITNESS/REGISTERED REPRESENTATIVE (Licensed
                                                                                   agent where required)    CODE    %

X                                                                                  X
-------------------------------------------------------------------------------------------------------------------------------
IRREVOCABLE BENEFICIARY                                                            AGENT                    CODE    %

X                                                                                  X
-------------------------------------------------------------------------------------------------------------------------------
PARENT/CONSERVATOR/GUARDIAN                                                        AGENT                    CODE    %

X                                                                                  X
-------------------------------------------------------------------------------------------------------------------------------


F.MHC-44098 10-1998